                                                                     EXHIBIT 4.2

--------------------------------------------------------------------------------



                           AMENDED AND RESTATED BYLAWS

                                       OF


                                 HOT TOPIC, INC.



                            DATED SEPTEMBER 23, 1996


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
                               TABLE OF CONTENTS

                                                                                   PAGE

ARTICLE I.    OFFICES...........................................................      1
     Section 1.     Principal Office............................................      1
     Section 2.     Other Offices...............................................      1

ARTICLE II.   MEETINGS OF SHAREHOLDERS..........................................      1

     Section 1.     Place of Meeting............................................      1
     Section 2.     Annual Meeting..............................................      1
     Section 3.     Special Meeting.............................................      3
     Section 4.     Notice of Shareholders' Meetings............................      4
     Section 5.     Manner of Giving Notice; Affidavit of Notice................      4
     Section 6.     Quorum......................................................      5
     Section 7.     Adjourned Meeting; Notice...................................      5
     Section 8.     Voting......................................................      5
     Section 9.     Waiver of Notice or Consent by Absent Shareholders..........      6
     Section 10.    Shareholder Action by Written Consent Without a
                    Meeting.....................................................      7
     Section 11.    Proxies.....................................................      7
     Section 12.    Inspectors of Election......................................      8

ARTICLE III.  DIRECTORS.........................................................      8

     Section 1.     Powers......................................................      8
     Section 2.     Number and Qualification of Directors.......................      9
     Section 3.     Election and Term of Office of Directors....................      9
     Section 4.     Vacancies...................................................      9
     Section 5.     Place of Meetings and Meetings by Telephone.................     10
     Section 6.     Annual Meeting..............................................     10
     Section 7.     Other Regular Meetings......................................     10
     Section 8.     Special Meetings............................................     10
     Section 9.     Quorum......................................................     10
     Section 10.    Waiver of Notice............................................     11
     Section 11.    Adjournment.................................................     11
     Section 12.    Notice of Adjournment.......................................     11
     Section 13.    Action Without Meeting......................................     11
     Section 14.    Fees and Compensation of Director...........................     11
     Section 15.    Removal Without Cause.......................................     12

                                       i.

                              TABLE OF CONTENTS
                                 (CONTINUED)


                                                                                   PAGE

ARTICLE IV.   COMMITTEES........................................................     12

     Section 1.     Committees of Directors.....................................     12
     Section 2.     Meetings and Action of Committees...........................     12

ARTICLE V.    OFFICERS..........................................................     13

     Section 1.     Officers....................................................     13
     Section 2.     Election of Officers........................................     13
     Section 3.     Subordinate Officers........................................     13
     Section 4.     Removal and Resignation of Officers.........................     13
     Section 5.     Vacancies in Offices........................................     14
     Section 6.     Chairman of the Board.......................................     14
     Section 7.     President...................................................     14
     Section 8.     Vice President..............................................     14
     Section 9.     Secretary...................................................     14
     Section 10.    Chief Financial Officer.....................................     15
     Section 11.    Excessive Compensation......................................     15

ARTICLE VI.   RECORDS AND REPORTS...............................................     15

     Section 1.     Maintenance and Inspection of Share Register................     15
     Section 2.     Maintenance and Inspection of Bylaws........................     16
     Section 3.     Maintenance and Inspection of Other Corporate
                    Records.....................................................     16
     Section 4.     Inspection by Directors.....................................     16
     Section 5.     Annual Report to Shareholders...............................     17
     Section 6.     Financial Statements........................................     17
     Section 7.     Annual Statement of General Information.....................     17

ARTICLE VII.  GENERAL CORPORATE MATTERS.........................................     18

     Section 1.     Record Date for Purposes Other than Notice and
                    Voting......................................................     18
     Section 2.     Checks, Drafts, Evidences of Indebtedness...................     18
     Section 3.     Corporate Contracts and Instruments; How Executed...........     18
     Section 4.     Certificate for Shares......................................     18
     Section 5.     Lost Certificates...........................................     19
     Section 6.     Representation of Shares of Other Corporations..............     19
     Section 7.     Construction and Definitions................................     20



                                       ii.

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                   PAGE

ARTICLE VIII. AMENDMENTS........................................................     20

     Section 1.     Amendment by Shareholders...................................     20
     Section 2.     Amendment by Directors......................................     20

ARTICLE IX.   INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS......     20

     Section 1.     Director....................................................     20
     Section 2.     Officers, Employees and Other Agents........................     21
     Section 3.     Determination by the Corporation............................     21
     Section 4.     Good Faith..................................................     21
     Section 5.     Expenses....................................................     22
     Section 6.     Enforcement.................................................     22
     Section 7.     Non-Exclusivity of Rights...................................     23
     Section 8.     Survival of Rights..........................................     23
     Section 9.     Insurance...................................................     23
     Section 10.    Amendments..................................................     23
     Section 11.    Employee Benefit Plans......................................     23
     Section 12.    Saving Clause...............................................     23
     Section 13.    Certain Definitions.........................................     23


                                      iii.

                           AMENDED AND RESTATED BYLAWS

                                       OF

                                 HOT TOPIC, INC.

                                    ARTICLE I

                                     OFFICES

         SECTION 1. PRINCIPAL OFFICE. The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the corporation has one or more business offices in this state, the board of directors shall fix and designate a principal business office in the State of California.

         SECTION 2. OTHER OFFICES. The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         SECTION 1. PLACE OF MEETING. Meetings of shareholders shall be held at any place within or outside the State of California designated by the board of directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

         SECTION 2. ANNUAL MEETING. The annual meeting of the shareholders shall be held each year on a date and at a time designated by the board of directors. If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same hour. At each annual meeting, directors shall be elected and other proper business may be transacted.

         At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have



                                       1.

given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days in advance of the date specified in the corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder to be timely must be so received a reasonable time before the solicitation is made. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business and (v) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent of a shareholder proposal. Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholders' meeting, shareholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph, and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

         Only persons who are nominated in accordance with the procedures set forth in this paragraph shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of shareholders by or at the direction of the board of directors or by any shareholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation in accordance with the provisions of the preceding paragraph. Such shareholder's notice shall set forth (i) as to each person, if any, whom the shareholder proposes to nominate for election or re election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of



                                       2.

the corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such shareholder giving notice, the information required to be provided pursuant to the preceding paragraph. At the request of the board of directors, any person nominated by a shareholder for election as a director shall furnish to the secretary of the corporation that information required to be set forth in the shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the provisions of this paragraph, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

         SECTION 3. SPECIAL MEETING. Special meetings of the shareholders may be called at any time by the board of directors, the chairman of the board, the president, a vice president, the secretary or by one or more shareholders holding not less than one-tenth (1/10th) of the voting power of the corporation. Except as next provided, notice shall be given as for the annual meeting.

         Upon receipt of a written request addressed to the chairman, president, vice president or secretary, mailed or delivered personally to such office by any person (other than the board) entitled to call a special meeting of shareholders, such officer shall cause notice to be given, to the shareholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of such request. If such notice is not given within twenty (20) days after receipt of such request, the persons calling the meeting may give notice thereof in the manner provided by these bylaws or apply to the Superior Court as provided in Section 305(c) of the Corporations Code of California. Such person's notice delivered to such office shall set forth as to each matter such person proposes to bring before the special meeting (i) a brief description of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting, (ii) the name and address, as they appear on the corporation's books, of the person proposing such business, if applicable, (iii) the class and number of shares of the corporation which are beneficially owned by the person, if applicable, (iv) any material interest of the person in such business and (v) any other information that is



                                       3.

required to be provided by the shareholder pursuant to Regulation 14A under the 1934 Act.

         SECTION 4. NOTICE OF SHAREHOLDERS' MEETINGS. All notices of meetings shall be sent or otherwise given in accordance with Section 5 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and
(i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

         If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California, (ii) an amendment of the articles of incorporation, pursuant to Section 902 of that Code, (iii) a reorganization of the corporation, pursuant Section 1201 of that Code, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of that Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall also state the general nature of that proposal.

         SECTION 5. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

         If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of giving of the notice.



                                       4.

         An affidavit of the mailing or other means of giving any notice of any shareholders' meeting shall be executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, and shall be filed and maintained in the minute book of the corporation.

         SECTION 6. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

         SECTION 7. ADJOURNED MEETING; NOTICE. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this
Article II.

         When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the board of directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of sections 4 and 5 of this Article II. At any adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

         SECTION 8. VOTING. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to the provisions of Sections 702 to 704, inclusive, of the Corporations Code of California (relating to voting shares held by a fiduciary, in the name of a corporation or in joint ownership). The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote



                                       5.

of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Corporations Code of California or by the articles of incorporation.

         At a shareholders' meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless the candidates' names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

         On and after the first date upon which the corporation has equity securities qualified for trading on the Nasdaq National Market and has 800 holders of its equity securities as of the record date of its most recent annual meeting of shareholders (the "Qualifying Record Date"): (A) cumulative voting shall no longer be available to the shareholders, (B) the immediately preceding paragraph shall no longer be applicable, (C) the third sentence of the first paragraph of this Section 8 shall read, "Any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote", and (D) the parenthetical reference in the first paragraph of this Section 8, "(other than the election of directors)," shall no longer be applicable.

         SECTION 9. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS. The transactions at any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice, a consent to holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or



                                       6.

approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

         SECTION 10. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. No action shall be taken by the shareholders of the corporation, except at an annual or special meeting of the shareholders called in accordance with these bylaws.

              (a) RECORD DATE FOR SHAREHOLDER NOTICE, VOTING AND GIVING CONSENTS. For purposes of determining the shareholders entitled to notice of or to vote at any meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and in this event only shareholders of record on the date so fixed are entitled to notice or to vote, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Corporations Code of California. If the board of directors does not so fix a record date, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day an which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

         SECTION 11. PROXIES. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face



                                       7.

that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Corporations Code of California.

         SECTION 12. INSPECTORS OF ELECTION. Before any meeting of shareholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three
(3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

         These inspectors shall:

              (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

              (b)  Receive votes, ballots or consents;

              (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

              (d)  Count and tabulate all votes or consents;

              (e)  Determine when the polls shall close;

              (f)  Determine the result; and

              (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

                                   ARTICLE III

                                    DIRECTORS

         SECTION 1. POWERS. Subject to the provisions of the Corporations Code of California and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

                                       8.

         SECTION 2. NUMBER AND QUALIFICATION OF DIRECTORS.

              (a) The number of directors of the corporation shall be not less than six (6) nor more than eleven (11) and the exact number of directors shall be fixed within these limits from time to time by approval of the board of directors. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw duly adopted by the vote of holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two (2) times the stated minimum number of directors minus one (1).

         SECTION 3. ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors shall be elected at each annual meeting by the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

         SECTION 4. VACANCIES. Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

         A vacancy or vacancies in the board of directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

         The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

         Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

         No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.



                                       9.

         SECTION 5. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. Regular meetings of the board of directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

         SECTION 6. ANNUAL MEETING. Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers and the transaction of other business. Notice of this meeting shall not be required.

         SECTION 7. OTHER REGULAR MEETINGS. Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice.

         SECTION 8. SPECIAL MEETINGS. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two directors.

         Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. In the event that the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In the event that the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting, or the place of the meeting if the meeting is to be held at the principal executive office of the corporation.

         SECTION 9. QUORUM. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as


                                      10.

the act of the board of directors, subject to the provisions of Section 310 of the Corporations Code of California (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest),
Section 311 of that Code (as to appointment of committees) and Section 317(e) of that Code (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

         SECTION 10. WAIVER OF NOTICE. The transaction of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, before or at its commencement, the lack of notice to that director.

         SECTION 11. ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

         SECTION 12. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 8 of this Article III, to the directors who were not present at the time of the adjournment.

         SECTION 13. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

         SECTION 14. FEES AND COMPENSATION OF DIRECTOR. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors. This Section 14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for those services.


                                      11.

         SECTION 15. REMOVAL WITHOUT CAUSE. Any or all of the directors may be removed without cause if the removal is approved by the outstanding shares entitled to vote.

                                   ARTICLE IV

                                   COMMITTEES

         SECTION 1. COMMITTEES OF DIRECTORS. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

              (a) the approval of any action which, under the Corporations Code of California, also requires shareholders' approval or approval of the outstanding shares;

              (b) the filling of vacancies on the board of directors or any committee;

              (c) the fixing of compensation of the directors for serving on the board or any committee;

              (d) the amendment or repeal of bylaws or the adoption of new bylaws;

              (e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

              (f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors;

              (g) the appointment of any other committees of the board of directors or the members of these committees.

         SECTION 2. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 5 (place of meetings),
Section 7 (regular meetings), Section 8 (special meetings and notice), Section 9 (quorum), Section 10 (waiver of notice), Section 11 (adjournment), Section 12 (notice of adjournment) and Section 13 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined



                                      12.

either by resolution of the board of directors or by resolution of the committee; special meetings of committees may also be called by resolution of the board of directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                                    ARTICLE V

                                    OFFICERS

         SECTION 1. OFFICERS. The officers of the corporation shall be a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.

         SECTION 2. ELECTION OF OFFICERS. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of
Section 3 or Section 5 of this Article V, shall be chosen by the board of directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

         SECTION 3. SUBORDINATE OFFICERS. The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

         SECTION 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting of the board, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

         Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.



                                      13.

         SECTION 5. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

         SECTION 6. CHAIRMAN OF THE BOARD. The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws. If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article V.

         SECTION 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

         SECTION 8. VICE PRESIDENT. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for each of them, respectively, by the board of directors or the bylaws, and the president or the chairman of the board.

         SECTION 9. SECRETARY. The secretary shall keep or cause to be kept, at the principal executive office or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings.

         The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the

                                      14.

number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

         The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by these bylaws or by law to be given, and shall keep the seal of the corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

         SECTION 10. CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any directors.

         The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have the powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

         SECTION 11. EXCESSIVE COMPENSATION. If the Internal Revenue Service disallows as a business deduction to the corporation any part of the salary or other compensation paid by it to any officer, director or employee as being excessive compensation, that part disallowed shall be repaid to the corporation by the officer, director or employee, unless the board of directors declares otherwise.

                                   ARTICLE VI

                               RECORDS AND REPORTS

         SECTION 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and classes of shares held by each shareholder.

         A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders' names and addresses and shareholdings during usual



                                      15.

business hours on five (5) days' prior written demand on the corporation, and
(ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such shareholders' names and addresses, a list of who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney for the shareholder or holder of a voting trust certificate making the demand.

         SECTION 2. MAINTENANCE AND INSPECTION OF BYLAWS. The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in this state, the Secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the bylaws as amended to date.

         SECTION 3. MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS. The accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include he right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

         SECTION 4. INSPECTION BY DIRECTORS. Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.



                                      16.

         SECTION 5. ANNUAL REPORT TO SHAREHOLDERS. The annual report to shareholders referred to in Section 1501 of the Corporations Code of California is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropriate.

         SECTION 6. FINANCIAL STATEMENTS. A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve
(12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

         If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the corporation as of the end of that period, the chief financial officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the corporation has not sent to the shareholder an annual report which is available for the last fiscal year, this report shall likewise be delivered or mailed to the shareholder within thirty (30) days after the request.

         The corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

         The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

         SECTION 7. ANNUAL STATEMENT OF GENERAL INFORMATION. The corporation shall, by the end of the calendar month of the anniversary date of its incorporation each year, file with the Secretary of State of the State of California, on the prescribed form, a statement setting forth the authorized number of directors, the number of any vacancies on the board, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the chief executive officer, secretary and chief financial officer, the street address of its principal executive



                                      17.

office, if the principal executive office is not in this state, the principal business office in this state, and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with Section 1502 of the Corporations Code of California.

                                   ARTICLE VII

                            GENERAL CORPORATE MATTERS

         SECTION 1. RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty
(60) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution, allotment, rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Corporations Code of California.

         If the board of directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

         SECTION 2. CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as from time to time determined by resolution of the board of directors.

         SECTION 3. CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         SECTION 4. CERTIFICATE FOR SHARES. A certificate or certificates for shares of the capital stock of the corporation may be issued to each shareholder when any of these



                                      18.

shares are fully paid, and the board of directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the chairman of the board or vice chairman of the board or the president or vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In the event that any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

         Notwithstanding any provision in these bylaws to the contrary, the board of directors of the corporation may issue, record and transfer its shares of capital stock by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for the required statements on certificates required by the Corporations Code of California, and as may be required by the California Commissioner of Corporation in administering the California Corporate Securities Law of 1968, which has been
(1) approved by the United States Securities and Exchange Commission, (2) is authorized in any statute of the United States or (3) is in accordance with Division 8 (commencing with Section 801) of the California Commercial Code. If the board of directors implements the provisions of this paragraph, the provisions shall not become effective as to previously issued and outstanding certificated shares until the certificates therefor have been surrendered to the corporation.

         SECTION 5. LOST CERTIFICATES. Except as provided in this Section 5, no new certificate for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and canceled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

         SECTION 6. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The chairman of the board, the president, any vice president or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The



                                      19.

authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

         SECTION 7. CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Corporations Code of California shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular and the term "person" includes both a corporation and a natural person.

                                  ARTICLE VIII

                                   AMENDMENTS

         SECTION 1. AMENDMENT BY SHAREHOLDERS. New bylaws may be adopted or these bylaws may be amended or repealed by the vote of a majority of the outstanding shares entitled to vote; provided, however, that (i) if the articles of incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the articles of incorporation, and (ii) Article II, Sections 2, 3, 8 and 10, Article III, Sections 2 and 4 and this Article VIII, Section 1 of these bylaws may be altered, amended or repealed by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of the outstanding shares entitled to vote.

         SECTION 2. AMENDMENT BY DIRECTORS. Subject to the rights of the shareholders as provided in Section 1 of this Article VIII, bylaws other than a bylaw or an amendment of a bylaw changing the authorized number of directors may be adopted, amended or repealed by the board of directors.

                                   ARTICLE IX

                          INDEMNIFICATION OF DIRECTORS,
                         OFFICERS, EMPLOYEES AND AGENTS

         SECTION 1. DIRECTOR. The corporation shall indemnify its directors to the fullest extent not prohibited by the Corporations Code of California; provided, however, that the corporation may limit the extent of such indemnification by individual contracts with its directors; and, provided, further, that the corporation shall not be required to indemnify any director in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its directors, officers,



                                      20.

employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors of the corporation or (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Corporations Code of California.

         SECTION 2. OFFICERS, EMPLOYEES AND OTHER AGENTS. The corporation shall have power to indemnify its officers, employees and other agents as set forth in the Corporations Code of California.

         SECTION 3. DETERMINATION BY THE CORPORATION. Promptly after receipt of a request for indemnification hereunder (and in any event within 90 days thereof), a reasonable, good faith determination as to whether indemnification of the director is proper under the circumstances because such director has met the applicable standard of care shall be made by:

              (a) a majority vote of a quorum consisting of directors who are not parties to such proceeding;

              (b) if such quorum is not obtainable, by independent legal counsel in a written opinion; or

              (c) approval or ratification by the affirmative vote of a majority of the shares of this corporation represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) where the shares owned by the person to be indemnified shall not be considered entitled to vote thereon.

         SECTION 4. GOOD FAITH.

              (a) For purposes of any determination under this bylaw, a director shall be deemed to have acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and its shareholders, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his conduct was unlawful, if his action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

                   (1) one or more officers or employees of the corporation whom the director believed to be reliable and competent in the matters presented;

                   (2) counsel, independent accountants or other persons as to matters which the director believed to be within such person's professional competence; and



                                      21.

                   (3) a committee of the Board upon which such director does not serve, as to matters within such committee's designated authority, which committee the director believes to merit confidence; so long as, in each case, the director acts without knowledge that would cause such reliance to be unwarranted.

              (b) The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the corporation and its shareholders or that he had reasonable cause to believe that his conduct was unlawful.

              (c) The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Corporations Code of California.

         SECTION 5. EXPENSES. The corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any director in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it shall be determined ultimately that such person is not entitled to be indemnified under this bylaw or otherwise.

         SECTION 6. ENFORCEMENT. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors under this bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director. Any right to indemnification or advances granted by this bylaw to a director shall be enforceable by or on behalf of the person holding such right in the forum in which the proceeding is or was pending or, if such forum is not available or a determination is made that such forum is not convenient, in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. The corporation shall be entitled to raise as a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition when the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct that make it permissible under the Corporations Code of California for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its board of directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Corporations Code of California, nor an actual determination by



                                      22.
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the corporation (including its board of directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

         SECTION 7. NON-EXCLUSIVITY OF RIGHTS. To the fullest extent permitted by the corporation's articles of incorporation and the Corporations Code of California, the rights conferred on any person by this bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the articles of incorporation, bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by the Corporations Code of California and the corporation's articles of incorporation.

         SECTION 8. SURVIVAL OF RIGHTS. The rights conferred on any person by this bylaw shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 9. INSURANCE. The corporation, upon approval by the board of directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this bylaw.

         SECTION 10. AMENDMENTS. Any repeal or modification of this bylaw shall only be prospective and shall not affect the rights under this bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

         SECTION 11. EMPLOYEE BENEFIT PLANS. The corporation shall indemnify the directors and officers of the corporation who serve at the request of the corporation as trustees, investment managers or other fiduciaries of employee benefit plans to the fullest extent permitted by the Corporations Code of California, and any other applicable laws.

         SECTION 12. SAVING CLAUSE. If this bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director to the fullest extent permitted by any applicable portion of this bylaw that shall not have been invalidated, or by any other applicable law.

         SECTION 13. CERTAIN DEFINITIONS. For the purposes of this bylaw, the following definitions shall apply:

                                      23.

              (a) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement and appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative.

              (b) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding, including expenses of establishing a right to indemnification under this bylaw or any applicable law.

              (c) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

              (d)  References to a "director," "officer," "employee" or
"agent" of the corporation shall include, without limitation, situations where such person is serving corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                                      24.